RENT THE RUNWAY, INC. AMENDMENT TO SECOND AMENDED AND RESTATED 2021 INCENTIVE AWARD PLAN PERFORMANCE STOCK UNIT AGREEMENT Effective March 20, 2026 Your Performance Stock Unit Agreement dated December 16, 2025 is hereby amended to: 1. Add the following to the section titled “Forfeiture” immediately following the first sentence of the second paragraph thereof: Further, in the event of your Termination of Service due to your resignation without Good Reason at any time prior to the Vesting Date, then 25% of any PSUs which are Earned PSUs as of the date of your Termination of Service shall, as of the date of your Termination of Service, be deemed Vested PSUs. 2. Delete the Section titled Section 409A.